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               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  May 17, 2000


                     ALLEGHENY ENERGY, INC.
     (Exact name of registrant as specified in its charter)

Maryland                      1-267               13-5531602
(State or other               (Commission File    (IRS Employer
jurisdiction of                Number)            Identification
 incorporation)                                   Number)


                     10435 Downsville Pike
                     Hagerstown, MD  21740

(Address of principal executive offices)


Registrant's telephone number,
  including area code:                          (301)  790-3400


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Item 5.   Other Events.

               On May 17, 2000, the United States Court of
          Appeals for the Third Circuit affirmed the decision of the United States District Court for the Western District of Pennsylvania which had found that DQE, Inc. did not breach the April 1, 1997 Agreement and Plan of Merger and had granted judgment in favor of DQE, Inc. on all claims and all requests for injunctive relief.



                           SIGNATURE


        Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                Allegheny Energy, Inc.




Dated:  May 24, 2000            By:  /s/ Thomas K. Henderson
                                Name:    Thomas K. Henderson
                                Title:   Vice President